                                                                     EXHIBIT 4.4

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

                                     AMENDED

                                    SERIES I

                              CONVERTIBLE DEBENTURE

Denver, Colorado
October 1, 2002                                                      $250,000

            FOR VALUE RECEIVED, Navidec, Inc., a Colorado corporation (hereinafter called the "Borrower"), hereby promises to pay to the order of ____________________________or registered assigns (the "Holder") the sum of Two Hundred Fifty Thousand Dollars ($250,000), on February 29, 2004 (the "Maturity Date"), and to pay interest on the unpaid principal balance hereof at the rate of five percent (5%) per annum from October 1, 2002 (the "Issue Date") until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. Borrower will pay interest only monthly on the first day of each month commencing on November 1, 2002, to the Holders of record immediately preceding the respective interest payment date. Interest shall commence accruing on the Issue Date, shall be computed on the basis of a 360-day year and the actual number of days elapsed and shall be payable until the time of optional conversion of the principal to which such interest relates in accordance with Article I below. All payments due hereunder (to the extent not converted into the no par value, common stock, of the Borrower (the "Common Stock") in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Debenture. Whenever any amount expressed to be due by the terms of this Debenture is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Debenture is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Debenture, the term "business day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of Denver, Colorado are authorized or required by law or executive order to remain closed.

The following terms shall apply to this Debenture:

                          ARTICLE I. CONVERSION RIGHTS

      1.1   CONVERSION RIGHT.

            (a) CONVERSION AMOUNT. The Holder shall have the right from time to time after the Issue Date, and at any time on or prior to the earlier of (i) the Maturity Date and (ii) the date of an Optional Redemption (defined hereinafter) to convert all or any part of the outstanding and unpaid principal amount of this Debenture into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the conversion price (the "Conversion Price") determined as provided herein (a "Conversion"). The number of shares of Common Stock to be issued upon each conversion of this Debenture shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the "Notice of Conversion"), delivered to the Borrower by the Holder in accordance with Section 1.4 below; provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower or its transfer agent before 5:00 p.m., Mountain Time on such conversion date (the "Conversion Date"). The term "Conversion Amount" means, with respect to any conversion of this Debenture, the sum of (1) the principal amount of this Debenture to be converted in such conversion plus (2) accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Debenture to the Conversion Date.

            (b) ISSUANCE OF RIGHTS. On the condition that the Conversion Date of any Conversion either precedes or is accomplished during the effective period of the Corporation's Rights Offering relating to Rights issued to all of its shareholders of record on November 15, 2002 (which Rights and the common stock underlying the Rights are being registered on the same registration statement as the Common Stock to be issued to the Holder upon Conversion), then, and only then, will the Holder in addition to the issuance of the Common Stock be issued Rights to acquire additional shares of Common Stock at the same Conversion Price as is in effect on the date of the Conversion. The number of Rights issued shall be equal to the number of shares of Common Stock received upon Conversion. Any entitlement to Rights hereunder expires on the date of the expiration of the Rights Offering.

      1.2 CALCULATION OF CONVERSION PRICE. The Conversion Price shall be $0.10 per share subject to adjustment as hereinafter set forth.

      1.3 AUTHORIZED SHARES. The Borrower covenants that during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Debenture. As of the date of issuance of this Debenture,___________ [Insert number based on fixed price of $0.10] authorized and unissued shares of Common Stock have been duly reserved for issuance upon conversion of this Debenture (the "Reserved Amount"). The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Debentures shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Debentures. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Debenture and (ii) agrees that its issuance of this Debenture shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Debenture.

      1.4 METHOD OF CONVERSION.

            (a) MECHANICS OF CONVERSION. Subject to Section 1.1, this Debenture may be converted by the Holder in whole or in part at any time from time to time after the Issue Date, by (A) submitting to the Borrower a Notice of Conversion (by facsimile or other reasonable means of communication dispatched on the Conversion Date prior to 5:00 p.m., Mountain Time) and (B) subject to Section 1.4(b), surrendering this Debenture at the principal office of the Borrower. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN CONTAINED, THE BORROWER MAY NOT AND SHALL NOT BE LIABLE FOR NOT ACCEPTING CONVERSIONS THAT WOULD CAUSE IT TO ISSUE MORE THAN 20% OF THE COMMON SHARES OUTSTANDING ON THE ISSUE DATE UNTIL AND UNLESS THE BORROWER RECEIVES SHAREHOLDER APPROVAL THEREFOR AS REQUIRED BY NASDAQ RULES. IF, AT ANY TIME BEFORE THE BORROWER RECEIVES SUCH SHAREHOLDER APPROVAL, IT RECEIVES REQUESTS FOR CONVERSIONS THAT WOULD CAUSE IT TO ISSUE MORE THAN 20% OF THE COMMON SHARES OUTSTANDING ON THE ISSUE DATE, THEN BORROWER SHALL ACCEPT SUCH CONVERSION REQUESTS PRO RATA AMONG THE REQUESTING DEBENTURE HOLDERS BASED ON THE PRINCIPAL AMOUNT OF THE DEBENTURES HELD BY EACH SUCH REQUESTING HOLDER AT THE TIME OF THE REQUEST.

            (b) SURRENDER OF DEBENTURE UPON CONVERSION. Notwithstanding anything to the contrary set forth herein, upon conversion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Debenture to the Borrower unless the entire unpaid principal amount of this Debenture is so converted. The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Debenture upon each such conversion. In the event of any dispute or discrepancy, such records of the Borrower shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Debenture is converted as aforesaid, the Holder may not transfer this Debenture unless the Holder first physically surrenders this Debenture to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new Debenture of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Debenture. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture represented by this Debenture may be less than the amount stated on the face hereof.

            (c) PAYMENT OF TAXES. The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Debenture in a name other than that of the Holder (or in street name), and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder's account) requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

            (d) DELIVERY OF COMMON STOCK UPON CONVERSION. Upon receipt by the Borrower from the Holder of a facsimile transmission (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within three (3) business days after such receipt (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Debenture) (such third business day being hereinafter referred to as the "Deadline").

            (e) OBLIGATION OF BORROWER TO DELIVER COMMON STOCK. Except as limited by the bolded language of Section 1.4(a), upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Debenture shall be reduced to reflect such conversion, and, all rights with respect to the portion of this Debenture being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Borrower's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion. The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by the Borrower or its transfer agent before 5:00 p.m., Mountain Time, on such date.

            (f) DELIVERY OF COMMON STOCK BY ELECTRONIC TRANSFER. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder and its compliance with the provisions contained in Section 1.1 and in this Section 1.4, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system.

      1.5 CONCERNING THE SHARES. The shares of Common Stock issuable upon conversion of this Debenture may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Act or
(ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) ("Rule 144") or (iv) such shares are transferred to an "affiliate" (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5. Until such time as the shares of Common Stock issuable upon conversion of this Debenture have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this Debenture that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT."

            The legend set forth above shall be removed and the Borrower shall issue to the Holder a new certificate therefor free of any transfer legend if the Borrower or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that (i) a public sale or transfer of such Common Stock may be made without registration under the Act and the shares are so sold or transferred, (ii) such Holder provides the Borrower or its transfer agent with reasonable assurances that the Common Stock issuable upon conversion of this Debenture (to the extent such securities are deemed to have been acquired on the same date) can be sold pursuant to Rule 144 or (iii) in the case of the Common Stock issuable upon conversion of this Debenture, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. Nothing in this Debenture shall affect in any way the Holder's obligations to comply with applicable prospectus delivery requirements upon the resale of the securities referred to herein.

      1.6 EFFECT OF CERTAIN EVENTS.

            (a) ADJUSTMENT DUE TO MERGER, CONSOLIDATION, ETC. If, at any time when this Debenture is issued and outstanding and prior to conversion of all of the Debentures, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Debenture shall thereafter have the right to receive upon conversion of this Debenture, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Debenture been converted in full immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Debenture to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Debenture) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Borrower shall not effect any transaction described in this Section 1.6(a) unless it first gives, to the extent practicable, thirty
(30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the special meeting of stockholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Debenture). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

            (b) ADJUSTMENT FOR CHANGE IN CAPITAL STOCK. If the Borrower: (i) pays a dividend or makes a distribution on its Common Stock and shares of its Common Stock; (ii) subdivides its outstanding shares of Common Stock into a greater number of shares; (iii) combines its outstanding shares of Common Stock into a small number of shares; (iv) makes a distribution on its Common Stock in shares of its Capital Stock other than Common Stock; or (v) issues by reclassification of its Common Stock any shares of its Capital Stock; then the conversation privilege and the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of a Debenture thereafter converted may receive the number of shares of Capital Stock of the Borrower which the Holder would have owned immediately following such action if the Holder had converted the Debenture immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. If after an adjustment, a Holder of a Debenture upon conversion of the Debenture may receive shares of two or more classes of Capital Stock of the Borrower, the Borrower shall determine the allocation of the adjusted conversion price between the classes of Capital Stock. After such allocation, the conversion privilege and the Conversion Price of each class of Capital Stock shall thereafter be subject to adjustment on terms comparable to those applicable to the Common Stock in the Article.

            (c) NOTICE OF ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this
Section 1.6, the Borrower, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder of a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Borrower shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Debenture.

      1.7 STATUS AS STOCKHOLDER. Except as set forth in the bolded language of
Section 1.4(a), upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby shall be deemed converted into shares of Common Stock and
(ii) the Holder's rights as a Holder of such converted portion of this Debenture shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Borrower to comply with the terms of this Debenture. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Deadline with respect to a conversion of any portion of this Debenture for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Borrower) the Holder shall regain the rights of a Holder of this Debenture with respect to such unconverted portions of this Debenture and the Borrower shall, as soon as practicable, return such unconverted Debenture to the holder or, if the Debenture has not been surrendered, adjust its records to reflect that such portion of this Debenture has not been converted. In all cases, the Holder shall retain all of its rights and remedies for the Borrower's failure to convert this Debenture.

                        ARTICLE II. OPTIONAL PREPAYMENT

      2.1 OPTIONAL REDEMPTION. Notwithstanding anything to the contrary contained in this Debenture, the Borrower shall have the right after the Issue Date, exercisable on not less than thirty (30) days' prior written notice to the Holders of the Debentures, to prepay all or any portion of the outstanding Debentures in accordance with this Section 2.1. Any notice of prepayment hereunder (an "Optional Redemption") shall be delivered to the Holders of the Debentures at their registered addresses appearing on the books and records of the Borrower and shall state (1) that the Borrower is exercising its right to prepay all or any portion of the Debentures issued on the Issue Date and (2) the date of prepayment (the "Optional Prepayment Notice"). On the date fixed for prepayment (the "Optional Prepayment Date"), the Borrower shall make payment of the Optional Prepayment Amount (as defined herein) to or upon the order of the Holders as specified by the Holders in writing to the Borrower at least one (1) business day prior to the Optional Prepayment Date. If the Borrower exercises its right to prepay the Debentures, the Borrower shall make payment to the holders of an amount in cash (the "Optional Prepayment Amount") equal to the amount to be prepaid plus accrued and unpaid interest on the unpaid principal amount of this Debenture to the Optional Prepayment Date (collectively be known as the "Optional Prepayment Sum"). If the Option Prepayment Amount is less than the entire balance, the Borrower shall make payment to the Holders in amounts pro rata to the amount of the entire balance of the Debenture then outstanding. Notwithstanding notice of an Optional Prepayment, the Holders shall at all times prior to the Optional Prepayment Date maintain the right to convert all or any portion of the Debentures in accordance with Article I and any portion of Debentures so converted after receipt of an Optional Prepayment Notice and prior to the Optional Prepayment Date set forth in such notice and payment of the aggregate

Optional Prepayment Amount shall be deducted from the principal amount of Debentures which are otherwise subject to prepayment pursuant to such notice.

             ARTICLE III. REPRESENTATIONS, WARRANTIES AND COVENANTS

      3.1 REPRESENTATIONS AND WARRANTIES OF BORROWER.

            (a) At the time of the making of this debenture, Borrower has sufficient authorized, but unissued Common Stock available to satisfy its obligations pursuant to all rights of conversion granted hereby.

            (b) Since June 30, 2002, (i) there has not been any material adverse change in or event or condition which has had a Material Adverse Effect on, the condition (financial or otherwise), properties, assets, liabilities or to the best of Borrower's knowledge, the business of Borrower; and (ii) Borrower has not declared or paid any dividend or made any other distribution in respect of any of its capital stock or repurchased or redeemed, or otherwise acquired any shares of its capital stock or obligated itself to do any of the foregoing.

            (c) No suit, action, claim, hearing, notice of investigation or proceeding is pending or threatened before any court of governmental agency arising out of, with respect to, or in any way involving directly or indirectly the business of Borrower or the operation thereof.

            (d) To the best of Borrower's knowledge, Borrower has at all times complied with and is not now in default under or in violation of (i) any law, order, writ, injunction, rule, regulation or decree of any governmental body, agency, or court, or any commission or other administrative agency, effecting or applicable to Borrower's business that would have a Material Adverse Effect on Borrower's business or (ii) any agreement or obligation to which Borrower is a party or to which Borrower may be subject.

      3.2 REPRESENTATIONS AND WARRANTIES OF HOLDER.

            (a) Each Holder understands that the Debentures of Borrower have not been registered under the Securities Act of 1933, as amended ("Securities Act"), or any state securities laws in reliance on an exemption from registration under the Securities Act based in part upon the representations made to the Borrower by the Holder. Accordingly, such Debentures are "restricted securities" as that term is defined in Rule 144 under the Securities Act and cannot be resold or otherwise transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act, availability of which is to be established to the satisfaction of Borrower. Consistent with the foregoing, the certificates representing the Debentures and the Common Stock to be issued pursuant to the conversion privileges contained herein will be stamped or otherwise imprinted with a legend accordingly.

            (b) As partial consideration for the issuances of the Debentures, the Holders have made certain representations with respect to their intentions to acquire the Debentures for investment purposes and not with a view to further distribution. Additionally, the Holders have read and analyzed and are familiar with and have retained copies of the Borrower's periodic reports filed with the Securities and Exchange Commission pursuant to
Section 13 of the Securities Exchange Act of 1934 and are familiar with the business operations and financial conditions of the Borrower.

            (c) The Holders and each of them have such knowledge and experience in financial and business matters that they are capable of evaluation of the merits and risks of this investment and are aware that an investment in the Borrower is highly speculative and subject to substantial risks.

            (d) The information set forth in that certain Accredited Investor Declaration executed by each of the Holders is true and correct in all respects.

                        ARTICLE IV. REGISTRATION RIGHTS

      4.1 DEMAND REGISTRATION. Borrower shall file a registration statement on Form S-3 or such other form of registration statement that may be available to it not later than thirty (30) days from the Issue Date of the Debenture pursuant to the Securities Act covering the offer and sale of the Common Stock underlying the conversion privileges granted herein (the "Registerable Securities") and use all reasonable commercial efforts to have said registration statement declared effective at the earliest practicable date. The Borrower shall keep said registration statement effective for a period of not less than two (2) years from the date of the final closing regarding the sale of the Debentures or until all of the Debentures have been redeemed or converted, whichever date is earlier. Borrower agrees to furnish to all Holders such number of copies of a prospectus, including a preliminary prospectus in conformity with the requirements of the Securities Act and such other documents as they may reasonably request in order to facilitate the conversion and disposition of the Registerable Securities owned by them. The Borrower shall uses all reasonable efforts to register and/or qualify the securities covered by such registration statement under such other securities or Blue Sky laws in such jurisdictions as shall be reasonably requested by the Holders of the Registerable Securities provided, however, that the Borrower shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

      4.2 EXPENSES OF REGISTRATION. Except as specifically provided herein, all registration expenses incurred in connection with the demand registration shall be borne by the Borrower. The Borrower shall not, however, be required to pay for expenses of any Holder with respect to the sale of the securities including brokerage commissions or underwriter fees or expenses.

                            ARTICLE V. VOTING RIGHTS

      Holders shall receive notice of any meeting of shareholders, including the date, place and purpose of each such meeting and copies of any proxy or information statement issued to shareholders. The Holder shall have the right to vote on any matter brought for a vote of the common shareholders. Notices shall be delivered in accordance with Section 7.11 hereof. Each Holder may vote that number of votes as if he/she/it had converted the Debenture on the record date established by the Borrower for the meeting at which the vote is to be taken. To establish a quorum and the number of shares required to approve a matter brought before the common shareholders for a vote, during any period of time the Debentures remain outstanding, the number of votes available to Holders shall be included in the calculations.

                              ARTICLE VI. DEFAULT

      6.1 DEFAULT. Each of the following events shall constitute an event of default ("Event of Default") and Holder, in addition to any remedies available to it at law or in equity, shall thereupon have the option to declare Borrower in default under this Note and declare due all obligations of Borrower to Holder (it being understood that the occurrence of any of the Events of Default set forth in subsections (c) or (d) automatically shall constitute an Event of Default and cause an immediate acceleration of Borrower's indebtedness to Holder):

            (a) the failure of Borrower to make any payment required hereunder when due, which failure is not cured within 15 days after Borrower's receipt of written notice thereof;

            (b) the filing of any petition by Borrower under any provision of the Federal Bankruptcy Code or any state law relating to insolvency; or the filing of any such petition against Maker, unless such petition and all proceedings thereunder are dismissed within 60 days from such filing; or the appointment of a trustee or receiver for all or any assets of Maker, unless such appointment is vacated or dismissed within 60 days from the date of such appointment;

            (c) an adjudication that Maker is insolvent or bankrupt;

            (d) the occurrence of a Material Adverse Change in the business affairs, financial condition or markets for the Borrower's securities, including without limitation, a delisting of its Common Stock from the Nasdq Small Cap Market, which Material Adverse Change is not reversed within 10 days after Borrower's receipt of written notice thereof; or

            (e) the failure to abide by the obligations to register the Registerable Securities in accordance with Article IV, which failure is not reversed within 10 days after Borrower's receipt of written notice thereof.

                           ARTICLE VII. MISCELLANEOUS

      7.1 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

      7.2 NOTICES. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or three (3) days after being deposited


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
in the United States mail, certified, with postage prepaid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be as shown on the records of the Borrower; and the address of the Borrower shall be_____________[Name of Borrower],____________________ [address], facsimile number:_____ -_______ -_________ ). Both the Holder and the Borrower may change the address for service by service of written notice to the other as herein provided.

      7.3 AMENDMENTS. This Debenture and any provision hereof may only be amended by an instrument in writing signed by the Borrower and approved by Holders representing not less than 66-2/3% of the outstanding Debentures. The term "Debenture" and all reference thereto, as used throughout this instrument, shall mean this instrument (and the other Debentures issued pursuant to the Purchase Agreement) as originally executed, or if later amended or supplemented, then as so amended or supplemented.

      7.4 ASSIGNABILITY. This Debenture shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Debenture must be an "accredited investor" (as defined in Rule 501(a) of the 1933 Act). Notwithstanding anything in this Debenture to the contrary, this Debenture may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

      7.5 COST OF COLLECTION. If default is made in the payment of this Debenture, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys' fees.

      7.6 GOVERNING LAW. This Debenture shall be governed by the internal laws of the State of_________, without regard to the principles of conflict of laws.

      7.7 CERTAIN AMOUNTS. Whenever pursuant to this Debenture the Borrower is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest on such interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Debenture may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Debenture and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Debenture at a price in excess of the price paid for such shares pursuant to this Debenture. The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Debenture into shares of Common Stock.

      7.8 DENOMINATIONS. At the request of the Holder, upon surrender of this Debenture, the Borrower shall promptly issue new Debentures in the aggregate outstanding principal amount hereof, in the form hereof, in such denominations of at least $100,000 as the Holder shall request.

      7.9 PURCHASE AGREEMENT. By its acceptance of this Debenture, each Holder agrees to be bound by those terms of the Purchase Agreement regarding the use of the proceeds of the Debenture [may want to clarify how much needs to go to debt reduction] and deposit of the proceeds of the Debenture in Certificates of Deposit until such time as the registration obligations contained in Article IV herein are met. Except as provided in the foregoing sentence, this Debenture supersedes any other agreement, whether written or oral, including the Purchase Agreement, that may have been made or entered into by the Borrower and Holder (or by any director, officer, employee, agent, or other representative of such parties) relating to the matters contemplated hereby, and constitutes the entire agreement among the parties and there are no agreements or commitments except as expressly set forth herein.

      7.10 NOTICE OF CORPORATE EVENTS. Except as otherwise provided for in
Article V and below, the Holder of this Debenture shall have no rights as a Holder of Common Stock unless and only to the extent that it converts this Debenture into Common Stock. The Borrower shall provide the Holder with prior notification of any meeting of the Borrower's shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Borrower of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Borrower or any proposed liquidation, dissolution or winding up of the Borrower, the Borrower shall mail a notice to the Holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. The Borrower shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this Section 7.10.

      7.11 DISPUTE RESOLUTION. Any disputes which arise hereunder will be subject to mediation and subsequently, mandatory arbitration which shall be binding on all parties. The complaining party must give the other party not less than 10 days' prior notice before a demand of mediation or arbitration during which period of time the claimed offending party shall be permitted to cure any defect.

      IN WITNESS WHEREOF, Borrower has caused this Debenture to be signed in its name by its duly authorized officer this ___ day of ______________, 2002.

                                            NAVIDEC, INC.



                                            By: ______________________________


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

                                             ________________________, President

                                                                       EXHIBIT A


                              NOTICE OF CONVERSION
                            OF CONVERTIBLE DEBENTURE


TO:   [COMPANY NAME]

            (1) Pursuant to the terms of the attached Convertible Debenture (the "Debenture"), the undersigned hereby elects to convert $ __________ principal amount of the Debenture into shares of Common Stock of [COMPANY NAME], a _______________ corporation (the "Borrower"). Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Debenture.

            (2) The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DWAC Transfer").

      Name of DTC Prime Broker:
      Account Number: _______________________________________

      In lieu of receiving shares of Common Stock issuable pursuant to this Notice of Conversion by way of a DWAC Transfer, the undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth above (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

      Name: ____________________________________

      Address: __________________________________

            (3) Holder acknowledges and affirms that the Common Stock issued pursuant to this Notice of Conversion has been or will be sold in accordance with the requirements of the 1933 Act, if applicable, or pursuant to an exemption under the 1933 Act.


Date:  ___________________          ____________________________________________
                                    Signature of Registered Holder (must be
                                    signed exactly as name appears in the
                                    Debenture).


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